Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Cabot Microelectronics Corporation and its subsidiaries (the "Company", "us", "we", "our") and NexPlanar Corporation ("NexPlanar") after giving effect to our acquisition (the "Acquisition") of NexPlanar, which was completed on October 22, 2015.  We acquired 100% of the stock of NexPlanar for approximately $142.3 million in total cash outlay, funded from our available cash balances.
The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the Company's historical audited financial statements for the fiscal year ended September 30, 2015, which are available in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and the historical financial statements of NexPlanar included in this Form 8-K/A.
For purposes of the pro forma condensed combined statement of income, results for NexPlanar are presented for the twelve-month period ended September 30, 2015.  This information was derived from the historical audited statement of operations of NexPlanar for the year ended December 31, 2014, as included within this Form 8-K/A, the historical unaudited statement of operations of NexPlanar for the nine months ended September 30, 2015, as included within this Form 8-K/A, and historical unaudited financial information of NexPlanar for the three months ended December 31, 2014.  For purposes of the pro forma condensed combined balance sheet, we utilized the unaudited historical balance sheet of NexPlanar included in this Form 8-K/A.
The unaudited pro forma condensed combined statement of income for the year ended September 30, 2015 gives effect to the Acquisition as if it had occurred on October 1, 2014, the beginning of our fiscal year.  The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2015.  The historical condensed combined financial information has been adjusted to give effect to pro forma events that are: 1) directly attributable to the Acquisition; 2) factually supportable; and 3) with respect to the statement of income, expected to have a continuing impact on the combined results.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.  The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.
The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC 805"), and using the fair value concepts defined in ASC Topic 820, "Fair Value Measurements" ("ASC 820").  ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop fair value measures.  Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date".  This is an exit price concept for the valuation of the asset or liability.  In addition, market participant are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability.  Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.  Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value.  The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management's internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Acquisition had occurred on the above dates.  This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information.  Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.
The unaudited pro forma condensed combined financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved if NexPlanar had been acquired and the other transactions had been completed on the date or for the periods presented, and does not purport to indicate the results of operations or financial position as of any future date or for any future period.

CABOT MICROELECTRONICS CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2015
(in thousands, except per share amounts)

	Historical
	Cabot		Pro Forma		Pro Forma
	Microelectronics	NexPlanar	Adjustments	Note 4	Combined
Revenue	$414,097	$23,228			$437,325

Cost of goods sold	201,866	15,210	4,571	a)	221,647

Gross profit	212,231	8,018	(4,571)		215,678

Operating expenses:
Research, development and technical	59,778	2,964			62,742
Selling and marketing	24,983	4,839	1,870	a)	31,692
General and administrative	52,430	4,080	(526)	b)	55,984
Total operating expenses	137,191	11,883	1,344		150,418

Operating income	75,040	(3,865)	(5,915)		65,260

Interest expense	4,524	595	(595)	c)	4,524

Other income (expense), net	681	0			681
Income (loss) before income taxes	71,197	(4,460)	(5,320)		61,417

Provision (benefit) for income taxes	15,051	(4)	(1,862)	d)	13,185

Net income	$56,146	$(4,456)	$(3,458)		$48,232

Basic earnings per share	$2.32				$1.99

Weighted-average basic shares outstanding	24,040				24,040

Diluted earnings per share	$2.26				$1.94

Weighted-average diluted shares outstanding	24,632				24,632

See accompanying notes to the unaudited pro forma condensed combined financial information

CABOT MICROELECTRONICS CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2015
(in thousands)

	Historical
	Cabot		Pro Forma		Pro Forma
	Microelectronics	NexPlanar	Adjustments	Note 4	Combined
ASSETS
Current assets:
Cash and cash equivalents	$354,190	$16,334	$(142,321)	e)	$228,203
Accounts receivable, less allowance for doubtful accounts	49,405	2,889			52,294
Inventories	70,678	2,083	403	f)	73,164
Prepaid expenses and other current assets	12,840	1,712			14,552
Deferred income taxes	7,395	0			7,395
Total current assets	494,508	23,018	(141,918)		375,608

Property, plant and equipment, net	93,743	4,714	242	g)	98,699
Goodwill	40,442	0	59,626	h)	100,068
Other intangible assets, net	4,565	0	61,000	i)	65,565
Deferred income taxes	12,212	0	17,200	j)	29,412
Other long-term assets	15,004	60			15,064
Total assets	$660,474	$27,792	$(3,850)		$684,416

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,448	$962			$16,410
Current portion of long-term debt	8,750	0			8,750
Accrued expenses, income taxes payable and other current liabilities	36,446	1,960			38,406
Total current liabilities	60,644	2,922	0		63,566

Long-term debt, net of current portion	155,313	0			155,313
Deferred income taxes	76	0	21,400	j)	21,476
Other long-term liabilities	15,477	225			15,702
Total liabilities	231,510	3,147	21,400		256,057

Commitments and contingencies

Stockholders' equity:
Common stock	33	0			33
Preferred stock	0	1,860	(1,860)	k)
Capital in excess of par value of common stock	495,673	76,367	(76,367)	k)	495,673
Retained earnings	284,088	(53,582)	52,977	k)	283,483
Accumulated other comprehensive loss	(6,090)	0			(6,090)
Treasury stock at cost	(344,740)	0			(344,740)
Total stockholders' equity	428,964	24,645	(25,250)		428,359

Total liabilities and stockholders' equity	$660,474	$27,792	$(3,850)		$684,416

See accompanying notes to the unaudited pro forma condensed combined financial information

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined statement of income for the year ended September 30, 2015 was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K ("FY15 Form 10-K") for the fiscal year ended September 30, 2015, and the unaudited historical financial information of NexPlanar for the same period, and has been prepared as if our Acquisition had occurred on October 1, 2014.  The unaudited pro forma condensed combined balance sheet as of September 30, 2015 combines the consolidated balance sheet included in our FY15 Form 10-K with the historical unaudited balance sheet for NexPlanar for the same period, and has been prepared as if our Acquisition had occurred on September 30, 2015.  The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the Acquisition in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

NexPlanar's audited historical financial statements for the year ended December 31, 2014 and unaudited condensed financial statements as of and for the nine months ended September 30, 2015 are included in this Current Report on Form 8-K/A.  These statements should be read in conjunction with such historical financial statements.  The historical financial information is adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma adjustments that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the pro forma condensed statement of income, expected to have a continuing impact on the combined results.  As discussed in Note 3, the historical financial statements of NexPlanar have been adjusted to reflect certain reclassifications to conform to our financial statement presentation.

We have accounted for the Acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805.  The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available.  The final purchase price allocation may include changes to the amount of intangible assets, goodwill, deferred taxes, and purchased internal research and development, as well as other items.  Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.  Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company.  The unaudited pro forma condensed combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Acquisition.

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

The following table presents the NexPlanar historical unaudited statements of operations for the nine months ended September 30, 2015, included as Exhibit 99.2 in this Form 8-K/A, and the three months ended December 31, 2014, which, when combined, represent the unaudited statement of income for the year ended September 30, 2015 presented in the unaudited pro forma statement of income.

NexPlanar Corporation	Nine Months	Three Months	Year
Unaudited Statements of Operations	Ended	Ended	Ended
(in thousands)	9/30/15	12/31/14	9/30/15
Revenue, net	$12,106	$3,900	$16,006
Revenue - related party, net	5,487	1,735	7,222
Net revenue	17,593	5,635	23,228

Cost of goods sold	11,715	3,495	15,210

Gross margin	5,878	2,140	8,018

Research and development	2,302	662	2,964
Selling and marketing	3,444	1,395	4,839
General and administrative	3,159	921	4,080

Operating loss	(3,027)	(838)	(3,865)

Interest and other expense, net	444	151	595

Loss before income taxes	(3,471)	(989)	(4,460)

Provision (benefit) for income taxes	0	(4)	(4)

Net loss	$(3,471)	$(985)	$(4,456)

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

Note 2. Description of Transaction and Preliminary Purchase Price Allocation
On October 22, 2015, the Company completed the Acquisition of 100% of the stock of NexPlanar, which was a privately held, U.S. based company that specializes in the development, manufacture and sale of advanced CMP pad solutions for the semiconductor industry.  The total cash outlay of $142,321 was paid from our available cash balance and was comprised of $141,716 in total purchase consideration and, as discussed further in Note 4e, $605 charged to compensation expense subsequent to the acquisition date related to the cash settlement of certain NexPlanar stock options.  A portion of the purchase price was deposited with an escrow agent to fund payment obligations with respect to post-closing purchase price adjustments and indemnification obligations.  This Acquisition expands our polishing pad portfolio by adding a complementary pad technology for which we believe we can leverage our global infrastructure to better serve our customers on a global basis, including offering performance-advantaged slurry and pad consumable sets.

The following table summarizes the preliminary purchase price allocation as if the Acquisition had occurred on September 30, 2015, which is the assumed acquisition date for the purpose of the pro forma balance sheet:

Total purchase consideration	$141,716

Cash	$16,334
Accounts receivable	2,889
Inventories	2,486
Prepaid expenses and other current assets	1,712
Property, plant and equipment	4,956
Other long-term assets	60
Intangible assets	61,000
Deferred tax assets	17,200
Accounts payable	(962)
Accrued expenses and other current liabilities	(1,960)
Other long-term liabilities	(225)
Deferred tax liabilities	(21,400)
Total identifiable net assets	82,090
Goodwill	59,626
$141,716

Intangible assets primarily consist of developed technology assets, in-process technology, trade names and customer relationships.  The excess of the acquisition consideration over the fair value of the net assets acquired is allocated to goodwill.  The goodwill of $59,626 is primarily attributable to anticipated revenue growth from the combination of pad technologies and expected synergies from the merger of operations, and is not expected to be deductible for tax purposes.  Any changes to the preliminary estimates of fair value of the assets acquired and liabilities assumed upon the completion of our fair value assessment will be allocated to goodwill.

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

Note 3. Reclassification of Historical NexPlanar Financial Information
Certain reclassification adjustments have been made to NexPlanar's historical financial statements to conform to our statement of income and balance sheet presentation:

Financial Statement Line Item	Historical NexPlanar Amount	Reclassification Adjustment	Revised Historical NexPlanar Amount
Statement of Operations year ended September 30, 2015
Revenue, net	$16,006	$(16,006)	$-
Revenue - related parties, net	7,222	(7,222)	-
Revenue	-	23,228	23,228

Interest and other expense, net	595	(595)	-
Interest expense	-	595	595

Balance Sheet as of September 30, 2015
Accounts receivable	2,452	(2,452)	-
Accounts receivable - related parties	437	(437)	-
Accounts receivable, less allowance for doubtful accounts	-	2,889	2,889

Accrued payroll and related benefits	1,063	(1,063)	-
Other accrued expenses	844	(844)	-
Short-term portion of other long-term liabilities	53	(53)	-
Accrued expenses, income taxes payable and other current liabilities	-	1,960	1,960

Preferred stock series F	1	(1)	-
Preferred stock series E	1	(1)	-
Preferred stock series E warrants	182	(182)	-
Preferred stock series D-X and D-1X	1	(1)	-
Preferred stock series D warrants	124	(124)	-
Preferred stock series C-X	2	(2)	-
Preferred stock series C warrants	1,549	(1,549)	-
Preferred stock	-	1,860	1,860

Additional paid-in capital	76,367	(76,367)	-
Capital in excess of par value of common stock	-	76,367	76,367

Accumulated deficit	(53,582)	53,582	-
Retained earnings	$-	$(53,582)	$(53,582)

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

Note 4. Pro Forma Adjustments
The pro forma adjustments included in the pro forma condensed combined financial information are as follows:

a) Record the preliminary estimate of amortization expense for the year ended September 30, 2015 related to the acquired identifiable intangible assets calculated as if the Acquisition had occurred on October 1, 2014.  See Note i for more information on the fair value of intangible assets acquired, and the related useful lives and method of amortization used.  The amortization expense does not include any amounts for in-process technology shown in Note i.

Year ended
Amortization of intangible assets	September 30, 2015
Cost of goods sold	$4,571
Selling and marketing	1,870
Total amortization expense	$6,441

b) Eliminate $526 in transaction costs recorded as general and administrative expense in connection with the Acquisition.

c) Eliminate $595 in of historical NexPlanar interest expense related to debt repaid prior to the acquisition date.

d) Record $1,862 for the tax effect of the pro forma adjustments using an estimated statutory tax rate of 35.0%.

e) Record $142,321 in cash paid at the acquisition date.  The total cash paid represents $141,716 in purchase consideration and $605 in compensation expense recorded subsequent to the acquisition date.  The compensation expense related to certain unvested NexPlanar stock options settled in cash at the acquisition date.  The unaudited pro forma condensed combined statement of income does not include the $605 of compensation expense as a pro forma adjustment as this expense represents a non-recurring item.

September 30,
Cash paid	2015
Cash paid for purchase consideration	$141,716
Cash paid and charged to expense	605
Total cash paid at acquisition	$142,321

f) Record $403 for the step-up of inventory to its estimated net realizable value as of September 30, 2015.

g) Record $242 for the step-up of property, plant and equipment to its estimated fair value as of September 30, 2015. The effect of the step-up is not expected to have a material effect on depreciation expense, so no proforma adjustment has been presented for depreciation expense

h) Record $59,626 for the preliminary goodwill for the purchase consideration in excess of the fair value of net assets acquired assuming the acquisition had occurred on September 30, 2015.

Cabot Microelectronics Corporation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in 000s)

i) Record the preliminary fair value of identifiable intangible assets as of September 30, 2015.

	Preliminary Fair Value	Useful Life (in years)	Method of Amortization
Trade names	$8,000	7	Straight-line
Customer relationships	8,000	11	Straight-line
Developed technology - product A	25,000	7	Straight-line
Developed technology - product B	8,000	8	Straight-line
In-process technology	12,000	9	see note a
Total identifiable intangible assets	$61,000

j) Record the estimated fair value of deferred tax assets and liabilities related to the Acquisition as of September 30, 2015 using an estimated U.S. statutory tax rate of 35.0%.  This estimate of deferred taxes was determined based on the difference between the book basis and tax basis for assets acquired and liabilities assumed, and is subject to change based upon our final determination of the fair value of assets acquired and liabilities assumed.  The deferred taxes recognized primarily relate to net operating loss carryforwards (NOLs) and differences between the book and tax basis of identifiable intangible assets and goodwill. Based on our initial study pursuant to Internal Revenue Code section 382, we expect that we will be able to utilize the NOLs in the future.

September 30,
Deferred tax assets and liabilities	2015
Non-current deferred tax assets	$17,200

Non-current deferred tax liabilities	$21,400

k) Eliminate the historical equity balances of NexPlanar as of September 30, 2015 and $605 in for settlement of NexPlanar stock options charged to expense immediately after the acquisition.

September 30,
Equity adjustments	2015
Preferred stock
Reverse historical NexPlanar balance	$(1,860)

Capital in excess of par value of common stock
Reverse historical NexPlanar balance	$(76,367)

Retained earnings
Reverse historical NexPlanar balance	$53,582
Cash paid for settlement of stock options charged to expense	(605)
Total retained earnings adjustments	$52,977